SCHEDULE 14A INFORMATION
DEFINITIVE NOTICE AND PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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____ Preliminary proxy statement	____ Confidential, for use of the Commission only [as permitted by Rule 14a-6(e)(2)].
X Definitive proxy statement.
____ Definitive additional materials.
____ Soliciting material under Rule 14a-12.

National Health Realty, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NATIONAL HEALTH REALTY, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2006
5:00 PM CDT

To Our Shareholders:

We cordially invite you to attend the Annual Meeting of the Shareholders (the "Meeting") of National Health Realty, Inc. ("NHR" or the "Company"). The Meeting will be held at the City Center, 100 Vine Street, Murfreesboro, Tennessee on Wednesday, May 3, 2006 at 5:00 p.m. CDT, for the following purposes:

1. To reelect two directors; and

2. To ratify the Audit Committee's selection of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2006; and

3. To transact such other business as may properly come before the Meeting or any continuances of it.

The nominees for reelection as directors are Robert G. Adams and Richard F. LaRoche, Jr. They currently serve as directors of the Company. The Board of Directors has fixed the close of business on Monday, March 6, 2006, as the record date for the determination of shareholders who are entitled to vote at the Meeting, including any continuances.

We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card:

* FOR the reelection of Messrs. Adams and LaRoche as directors; and

* FOR the ratification of the Audit Committee's selection of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2006.

Please sign, date, and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

Richard F. LaRoche, Jr., Director &
Secretary of the Board

March 17, 2006

Murfreesboro, Tennessee

NATIONAL HEALTH REALTY, INC.
100 Vine Street, Suite 1400
Murfreesboro, Tennessee 37130

PROXY STATEMENT
ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD MAY 3, 2006

The accompanying proxy is solicited by the Board of Directors of National Health Realty, Inc. ("NHR" or the "Company") to be voted at the Annual Meeting of the Shareholders (the "Meeting") to be held on Wednesday, May 3, 2006, commencing at 5:00 p.m. CDT and at any continuances of the Meeting. The Meeting will be held at City Center, 100 Vine Street, Murfreesboro, Tennessee. It is anticipated that this proxy material will be mailed on or about March 17, 2006, to all shareholders of record on March 6, 2006.

You have the power and right to revoke the proxy at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a written revocation or (ii) your proxy with a later date than the prior proxy. Furthermore, if you attend the Meeting, you may elect to vote in person, thereby canceling the proxy.

A copy of the Annual Report on Form 10-K for the Company for the year ended December 31, 2005, including audited financial statements, is also enclosed.

How We Count the Votes

* Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

* Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on the election of directors will have the same legal effect as a vote "against" the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such vote differently.

* If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

* A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of directors. Shareholder approval is not required for ratification of the Audit Committee's selection of BDO Seidman LLP as our independent registered public accounting firm.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The Board of Directors has declared the close of business on Monday, March 6, 2006 as the record date. The outstanding voting securities of the Company as of December 31, 2005, consisted of 9,939,463 shares of common stock, par value $.01 per share ("Common Stock"). Shareholders of record as of the record date are entitled to notice of and to vote at the Meeting or any continuances. Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

The following information is based upon (a) filings made by the persons or entities identified below with the Securities and Exchange Commission ("SEC"). Except as set forth below, on December 31, 2005, no person was known to us to own beneficially more than 5% of the outstanding Common Stock:

	Shares Beneficially	Percent of Outstanding
Name and Address	Owned on 12/31/05	Shares on 12/31/05 (2)
National Health Corporation	1,271,147 (1)	12.8%
P. O. Box 1398
Murfreesboro, TN 37133
W. Andrew Adams	1,262,681 (1)	12.7%
100 Vine Street, Suite 1200
Murfreesboro, TN 37130
T. Rowe Price Associates, Inc.	905,000 (3)	9.1%
100 E. Pratt Street
Baltimore, MD 21202
T. Rowe Price Small-Cap Value Fund, Inc.	737,700 (3)	7.4%
100 E. Pratt Street
Baltimore, MD 21202
(1) Included as shares beneficially owned are units of limited partnership interest in NHR/OP, L.P., the
Company's operating subsidiary. National Health Corporation has 644,000 such units and Mr. W. A. Adams'
family partnership has 571,754 such units. Although these units cannot vote, they may be exchanged for shares of the Company's common stock or cash based on the then fair market value of NHR common stock, as elected by the General Partner of NHR/OP, L.P. This exchange has income tax consequences to the holder, but not the
Company.
(2) This is ownership calculated in accordance with Security and Exchange Commission Rules and not in accordance with real estate investment trust regulations.
(3) These securities are owned by various individuals and institutional investors, which T. Rowe Price
Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of
1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

NHR is managed by its Board of Directors. A director may be removed from office for cause only. Officers serve at the pleasure of the Board of Directors for a term of one year. The following table gives information about our directors, and executive officers:

				Common Stock	Percent of
			Expiration of	Beneficially	Shares
			term as	Owned at	Outstanding
Name and Address	Age	Position	Director	12/31/05(1)	12/31/05
J. Paul Abernathy	70	Director (2)	2007	13,187	*
2102 Greenland Dr.
Murfreesboro, TN 37130
Robert G. Adams	59	Director &	2006	436,309	4.4%
100 Vine St., Ste. 1400		President
Murfreesboro, TN 37130
W. Andrew Adams	60	Director &	2008	1,262,681	12.7%
100 Vine St., Ste. 1200		Chairman
Murfreesboro, TN 37130
Ernest G. Burgess III	66	Director	2008	170,000	1.7%
7097 Franklin Road
Murfreesboro, TN 37128
Joel H. Jobe	61	Director (2)	2007	10,000	*
1706 Herald Lane
Murfreesboro, TN 37130
Richard F. LaRoche, Jr.	60	Director (2)	2006	377,714	3.8%
2103 Shannon Dr.
Murfreesboro, TN 37129
Joseph M. Swanson	68	Director (2)	2007	15,000	*
1188 Park Avenue
Murfreesboro, TN 37129
Donald K. Daniel	59	Senior V.P. &	-	139,273	1.4%
100 Vine St., Ste. 1200		Controller
Murfreesboro, TN 37130
Kenneth D. DenBesten	53	Senior V.P.,	-	22,466	*
100 Vine St., Ste. 1200		Finance
Murfreesboro, TN 37130
Charlotte A. Swafford	58	Senior V.P. &	-	152,978	1.5%
100 Vine St., Ste. 1200		Treasurer
Murfreesboro, TN 37130
All Directors & Exec. Officers as a				2,599,608	26.2%
group (10 people)
*Less than 1%
(1) Except as otherwise noted, all shares are owned beneficially with sole voting and investment power. Included in the amounts above are 5,000 shares optioned to Dr. Abernathy, 25,000 shares to Mr. Burgess, 10,000 shares to Mr. Jobe,
5,000 shares to Mr. LaRoche and 10,000 shares to Mr. Swanson, as well as the options to Messrs. Adams, Daniel and
DenBesten and Ms. Swafford shown on Table A hereafter, any or all of which may be acquired upon the exercise of stock options granted under the Company's 1997 Stock Option Plan. 571,754 shares attributed to Mr. W. A. Adams are actually units of limited partnership interest in NHR/OP, L.P., which may be, under certain conditions, convertible into the common shares of NHR.
(2) Independent Directors

Dr. J. Paul Abernathy (Independent Director) joined the Board in April 2004 and is a retired general surgeon who was in private practice at Murfreesboro Medical Clinic from 1971 until 1995. Previously, he served as a general practice physician for Hazard Memorial Hospital in Hazard, Kentucky. Lt. Col. Abernathy additionally served as a flight surgeon for the Homestead Air Force Base in Florida and Chief of Surgery for the United States Air Force at Keesler Air Force Base in Mississippi. Dr. Abernathy twice served as President of the Rutherford County Stones River Academy of Medicine and holds memberships in the Southern Medical Society, the Southeastern Surgery Society, and is a Fellow in the American College of Surgeons. Dr. Abernathy has a B.S. degree from Middle Tennessee State University and a M.D. degree from the University of Tennessee. Dr. Abernathy also serves as a director for National HealthCare Corporation ("NHC"). He serves on the Company's Audit Committee and Compensation Committee, and is Chairman of the Nominating and Corporate Governance Committee.

Robert G. Adams (President & Inside Director) has been a director of the Company since December 1997 and was named President on November 1, 2004. He has also served NHC for 29 years - 2 years as President, 15 years as Senior Vice President and 12 years on the Board of Directors. On November 1, 2004 he was named CEO of NHC. Mr. Adams has a B.S. Degree from Middle Tennessee State University. He is the brother of W. Andrew Adams.

W. Andrew Adams (Affiliated Outside Director) resigned from his position as President of NHR on November 1, 2004. He now serves as a non-employee Chairman of the Board. He has served on the NHR Board since December 1997. Mr. Adams was also CEO of NHC from 1981 until November 2004 and has served on its Board since 1974, remaining as Chairman of the Board of NHC, focused on strategic planning. He has extensive long-term health care experience and served as President of the National Council of Health Centers, the trade association for multi-facility long-term health care companies. He additionally serves as President and Chairman of the Board of National Health Investors, Inc. and, through his wholly owned business, Management Advisory Source, LLC, acts as the investment advisor for NHI. In addition, Mr. Adams serves on the Board of Directors of SunTrust Bank, Nashville. He is the brother of Robert G. Adams and brother-in-law of Ernest G. Burgess III. Ernest G. Burgess III (Affiliated Outside Director) has served as a director since December 1997. He served as Senior Vice President of Operations for NHC for 20 years before retiring in 1994. He also serves on the Board of Directors of NHC. Mr. Burgess has an M.S. degree from the University of Tennessee. He is a brother-in-law to W. Andrew Adams.

Joel H. Jobe (Independent Director), CPA, CMPE, CFE, CrFA has served as a director since April 2004. He is a partner in the CPA firm of Jobe, Hastings & Associates in Murfreesboro. He has over 30 years experience in health care accounting, including long-term care, Medicare/Medicaid cost reporting, business valuations and general management consulting, including operating and financial management services. He also has expertise in performing auditing and accounting services for the construction industry, including land development, business valuations, and apartment complex tax and business plans. Mr. Jobe holds memberships in the American Institute of Certified Public Accountants, the Tennessee Society of Certified Accountants, The Association of Certified Fraud Examiners, the American College of Forensic Examiners International, the Institute of Management Accountants, and the Healthcare Financial Management Association. He is past Chairman of the Rutherford County Chamber of Commerce, and in 1997, during the legislative session, served on the Committee to upgrade the accountancy law in Tennessee. Mr. Jobe serves as the Audit Committee Chairman, and is a member of both the Compensation Committee and the Nominating and Corporate Governance Committee.

Richard F. LaRoche, Jr. (Independent Director) was the Company's Secretary and Vice President until May 2002 when he retired from active management positions. Mr. LaRoche serves as a non-compensated Secretary to the Board. He served 27 years with NHC as Secretary and General Counsel and 14 years as Senior Vice President, retiring from those positions in May 2002. He has a law degree from Vanderbilt University and an A.B. degree from Dartmouth College. Mr. LaRoche currently serves as a director of National Health Investors, Inc. and National HealthCare Corporation. He also serves as a director and Audit Committee Chairman of Trinsic, Inc. (NASDAQ).

Joseph M. Swanson (Independent Director) has served as a director since August 2002. He is an owner/manager of Swanson Development Company, a multi-county real estate development and leasing company with approximately 3 million square feet of buildings and over 200 tenants. He is also the developer of over 800 acres of commercial and residential property. Additionally, Mr. Swanson is the owner and president of a 70 year old manufacturing and distribution company. He was a founding shareholder and director of First City Bank from 1986 through 1995, and has served as a founding director of Bank of Murfreesboro from 1995 through 2003. Mr. Swanson is also a majority partner in a commercial contracting company and trustee of a commercial real estate unitrust that owns real estate. He serves on the NHR Audit Committee and the Nominating and Corporate Governance Committee, and is Chairman of the Compensation Committee.

Donald K. Daniel (Senior Vice President & Controller) joined NHC in 1977 as Controller, and has served NHR in that capacity since 1998. He received a B.A. degree from Harding University and an M.B.A. from the University of Texas.

Kenneth D. DenBesten (Senior Vice President, Finance) has served NHC as Vice President, Finance since 1992 and has served NHR in that capacity since 1998. From 1987 to 1992, he was employed by Physicians Health Care, culminating in his position as Chief Operating Officer. From 1984-1986, he was employed by Health America Corporation as Treasurer, Vice President of Finance and Chief Financial Officer. Mr. DenBesten received a B.S. in business administration and an M.S. in finance from the University of Arizona.

Charlotte A. Swafford (Senior Vice President & Treasurer) has been Treasurer of NHC since 1985, and has served NHR in that capacity since 1998. She joined NHC in 1973 and has served as Staff Accountant, Accounting Supervisor and Assistant Treasurer. She has a B.S. degree from Tennessee Technological University.

Board of Directors and Committees of the Board

The Board of Directors held seven meetings during 2005. All directors were present at the meetings of the Board and committees on which they served. The Company strongly urges, but does not require, directors to attend the Annual Meeting. All directors attended the 2005 Annual Meeting. The American Stock Exchange ("AMEX") listing rules require that a majority of the Board be comprised of independent directors. The Board has identified Dr. Abernathy, Mr. Jobe, Mr. LaRoche, and Mr. Swanson as independent directors. Except for Mr. LaRoche, the independent directors have no relationships with the Company. Prior to May 22, 2002, Mr. LaRoche was an executive officer of the Company; however, since May 22, 2002, Mr. LaRoche has received no compensation from the Company for any services other than that as a director for all time periods after May 22, 2002. The Board of Directors has determined (with the passage of time mandated by federal law and AMEX regulations) that Mr. LaRoche is independent. The independent directors other than Mr. LaRoche serve as the members of NHR's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

The Board has formed and chartered three subcommittees, the charters of which are published on NHR's website at www.nationalhealthrealty.com. Each committee is comprised of three independent directors, and each committee is submitting a report in this Proxy. Each committee adopted its respective charter, which provides that the committees shall elect chairmen. These committee meetings serve as the vehicle for regularly scheduled executive sessions of the non-management directors. A presiding officer is elected by the non-management Board members at each executive session meeting that is held.

The Audit Committee and independent directors have adopted procedures to receive and address complaints regarding accounting, internal control, and auditing issues. The full Board has adopted the NHC Code of Ethics and the NHC Valuesline, which are described on the Company's website and in this Proxy under the heading "Shareholder Communications."

Finally, we note that the Board has found that the members of the Audit Committee meet the SEC and AMEX definition of "independent board member"; additionally, its Chairman, Joel H. Jobe, meets the SEC definition of "Audit Committee financial expert."

COMMITTEE REPORTS

The Audit Committee, which formally met four times in 2005, has filed the following report for inclusion in this proxy.

Report of the Audit Committee

During 2005 the Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements in the reporting process. The Audit Committee engaged BDO Seidman, LLP ("BDO") as the independent registered public accounting firm to audit the Company's financial statements for the year ended December 31, 2005, and separately to provide the required "attestation" of the Company's Internal Control Processes and Procedures (hereinafter "Section 404 Review"). At the 2005 Annual Meeting, the shareholders ratified the Audit Committee's selection of BDO as the independent registered public accounting firm for the year ending December 31, 2005. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of NHR's audited financial statements to accounting principles generally accepted in the United States, as well as attesting to the effectiveness of NHR's Section 404 Review.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements, which are included in the materials accompanying this proxy. It also meets quarterly in executive session with the Company's Section 404 compliance officer and BDO. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and as required by the SEC and AMEX rules. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Aggregate fees billed for the following categories of services are as follows:

	2004	2005
Audit Fees (review of the Company's financial statements included in Form 10-Q, the	$95,000	$101,530
audit of the annual financial statements and Sarbanes-Oxley Section 404 attestation services)
Audit Related Fees (assurance and related services to the audit)	-0-	-0-
Tax Fees (tax compliance, tax advice and tax planning)	-0-	-0-
All Other Fees	-0-	-0-

We were not billed for any other services for fiscal year 2005.

The Audit Committee has adopted as its required Pre-Approval Procedure a resolution requiring the full Audit Committee to pre-approve any transaction with the independent registered public accounting firm, which was done.

In reliance on the reviews and discussions referred to above and the Audit Committee Charter and legal requirements applicable for 2005, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements and Section 404 Attestation Report be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission and distribution to our shareholders.

The members of the Audit Committee are listed below. Each has been determined to be independent pursuant to American Stock Exchange Rule 121A.

Submitted by the National Health Realty, Inc. Audit Committee.

Joel H. Jobe, Chairman
J. Paul Abernathy
Joseph M. Swanson

Report of the Compensation Committee

The Compensation Committee consists of directors J. Paul Abernathy, Joel H. Jobe and Joseph M. Swanson. The Compensation Committee adopted a formal charter complying with AMEX rules and has published this charter on our website. The Company's Investment Advisor determines compensation for the officers of the Company in accordance with the Advisory Agreement and the charter of this Compensation Committee. The Compensation Committee has ratified the compensation paid by the Investment Advisor for 2005 to the Company's officers. Further meetings were deemed unnecessary during 2005 because all compensation was determined by the Company's Investment Advisor. As can be seen from the Compensation Table included in this proxy, our executive officers receive only incentive awards for their performance. NHC determines the bonuses of the executive officers of the Company in accordance with the Advisory Agreement and based upon the Compensation Committee charter.

Robert G. Adams became the President of the Company on November 1, 2004, and also serves as CEO of NHC, our Investment Advisor.

We have carefully considered the programs of the Company and NHC, always taking into account shareholders' concerns, and feel that our programs and the compensation which they produce are fundamental to our continuing efforts to obtain and retain people and improve our competitive position.

Submitted by the National Health Realty, Inc. Compensation Committee.

Joseph M. Swanson, Chairman
J. Paul Abernathy
Joel H. Jobe

Report of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee's responsibilities include providing assistance to the Board of Directors in identifying and recommending candidates qualified to serve as directors of the Company, to review the composition of the Board of Directors, to develop, review and recommend governance policies and principles for the Company and to review periodically the performance of the Board of Directors. The process followed by the Committee is to identify qualified individuals for Board membership and recommend them to the full Board for consideration. This includes all potential candidates, whether initially recommended from management, other Board members or shareholders of the Company. Nominations by shareholders should be sent to National Health Realty, Inc., 100 Vine Street, Suite 1400, Murfreesboro, Tennessee 37130, Attn: Nominating and Corporate Governance Committee. Any such nominations by shareholders shall include the candidate's name, together with appropriate biographical information of the candidate and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company's Common Stock for at least one year as of the date the recommendation is made. If the appropriate biographical information is provided on a timely basis, the Committee will evaluate shareholder recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others.

In determining whether to recommend a candidate for the Board's consideration, the Committee looks at various criteria including experience, an understanding of the health care industry, real estate, finance and accounting. The principal qualification of a director is the ability to act successfully on the shareholders' behalf. The Committee then evaluates each nominee and does an internal rank ordering. Existing Board members are automatically considered by the Committee for a term renewal. The Company believes that the collective experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board to fulfill its responsibilities. The Company has not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee held one meeting in 2005.

The Committee met on January 23, 2006, which meeting resulted in the nominations of Messrs. Adams and LaRoche for reelection to the Board, which nomination was made by Mr. Swanson. This was unanimously passed by the Committee and ratified by the Board.

Submitted by the National Health Realty, Inc. Nominating and Corporate Governance Committee.

J. Paul Abernathy, Chairman
Joel H. Jobe
Joseph M. Swanson

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS, EQUITY COMPENSATION PLAN INFORMATION AND CERTAIN TRANSACTIONS

Cash Compensation

Directors not affiliated with NHC, the Company's Investment Advisor, receive compensation for their Board service in the amount of $2,000 per meeting attended, plus an annual grant of a 5,000 share stock option, priced on the date of the Annual Meeting. This automatic grant of options to non-employee directors has previously been approved by our shareholders. The Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

The Company's executive officers are employees of NHC. Mr. W. Andrew Adams resigned from employment with and managerial responsibilities to NHC in November 2004, although he remains Chairman of that Board. Executive compensation is determined solely by NHC in accordance with the principles of the Compensation Committee Charter, which allocates a portion of their annual performance bonus to them on behalf of their services to the Company. Payment of the allocated amount by the Company is credited against the Advisory Fee paid to NHC. None of the executive officers (and all are listed in the following tables) have yet been allocated any operational performance bonus for 2005. The Company paid no other perquisites or bonuses to its executive officers. The Company's executive officers were compensated for 2003 through 2005 per the following Table I:

TABLE I
NATIONAL HEALTH REALTY, INC.
SUMMARY COMPENSATION TABLE
2003 - 2005
					Long-Term Compensation
Annual Compensation (1)					Awards		Payouts
						Securities
				Other		Under-		All
				annual	Restricted	lying		Other
Name and				compen-	Stock	Options/	LTIP	Compen-
Principal		Salary	Bonus	sation	Award(s)	SARs	Payouts	sation
Position	Year	($)	($)(2)	($)	($)	(#)(3)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Robert G.	2005	-0-	(4)	-0-	-0-	-0-	-0-	-0-
Adams,	2004	-0-	150,000	-0-	-0-	-0-	-0-	-0-
President (5)	2003	-0-	100,000	-0-	-0-	-0-	-0-	-0-
Donald K.	2005	-0-	(4)	-0-	-0-	-0-	-0-	-0-
Daniel, Sr. V.P.	2004	-0-	50,000	-0-	-0-	-0-	-0-	-0-
& Controller	2003	-0-	50,000	-0-	-0-	-0-	-0-	-0-
Kenneth D.	2005	-0-	(4)	-0-	-0-	-0-	-0-	-0-
DenBesten, Sr.	2004	-0-	41,340	-0-	-0-	-0-	-0-	-0-
V.P., Finance	2003	-0-	50,000	-0-	-0-	-0-	-0-	-0-
Charlotte A.	2005	-0-	(4)	-0-	-0-	-0-	-0-	-0-
Swafford, Sr.	2004	-0-	50,000	-0-	-0-	-0-	-0-	-0-
V.P. & Treasurer	2003	-0-	50,000	-0-	-0-	-0-	-0-	-0-
(1) Compensation deferred at the election of an executive has been included in columns (c) and (d).
(2) These officers may also receive bonuses from National HealthCare Corporation and National Health Investors,
Inc., which are disclosed in those companies' proxy statements.
(3) These officers did not receive any stock options in 2005. They received stock options from NHR in 1999, which have now been exercised. These officers also received stock options from National HealthCare
Corporation in 2004, which are disclosed in that company's proxy statement. No other Restricted Stock Awards,
Options/SARs, or LTIP Payouts were given in 2003, 2004 or 2005.
(4) No bonuses have been declared or paid for 2005.
(5) Robert G. Adams served as Senior Vice President until November 1, 2004. He was named President on
November 1, 2004.

Equity Compensation Plans

The 1997 Option Plan. The Company's grant or issuance of an incentive stock option under the 1997 Option Plan had no federal income tax consequences to either the Company or the optionee. Nor do any federal income tax consequences occur to either the Company or the optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased, pursuant to the exercise of the option and the amounts paid upon the option's exercise (the "Spread"), would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes. For options purchased in excess of the $100,000 limit, or for options granted to non-employee directors, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the optionee and deductible by the Company at the time of exercise.

After exercising the option, if the optionee holds the stock purchased for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the difference between the optionee's cost and the net proceeds of the sale. The Company would not be entitled to a deduction upon such a disposition. To be entitled to such capital gains treatment, the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of (i) the difference between the sales proceeds and the optionee's cost, or (ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost. The balance of the gain on a premature disposition of the stock, if any, will be capital gain for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

The 1997 Plan permits options to be exercised for cash or by surrender of shares of Common Stock of the Company valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option shall be transferable, other than by will, family gift, or the laws of descent and distribution. All shares which may be issued under the plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock will be changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation.

The 2005 Plan. The 2005 Stock Option Plan is administered by the Board or the compensation Committee of the Board (hereafter, the "Committee"). The maximum number of shares of Company common stock which may be awarded and delivered under the 2005 Stock Option Plan shall be equal to the sum of 1,000,000 shares of Stock. Options granted under the 2005 Stock Option Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code ("Code"), or non-statutory stock options. The 2005 Stock Option Plan also continues the long-standing automatic grant of non-statutory options to the disinterested directors of the Board. Pursuant to the terms of the Plan, disinterested directors will receive the option to purchase 5,000 shares once a year at the closing price of the shares on the date of the first annual shareholders meeting each year. The stock options are non-transferable except with Board approval and the maximum term is ten years from the date of grant. The Board is authorized to specify other terms and conditions of the grants. The options are granted at the fair market value of the Company's stock on the date of grant.

The Committee may grant Stock Appreciation Rights and Restricted Stock Awards under the 2005 Stock Option Plan. The terms and conditions of each SAR or Restricted Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in a written agreement between the Company and the participant in such form as the Committee shall approve, and shall be clearly identified therein as a SAR or Restricted Stock Award.

Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock options, restricted stock awards and stock appreciation rights awards may be granted under the 2005 Stock Option Plan to employees and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted.

The Committee will determine when Options become exercisable. The means of payment for shares issued upon exercise of an award will be specified in each award agreement. Under the 2005 Stock Option Plan, the exercise price may be payable in cash or by tendering shares of stock acceptable to the Committee valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided, however, unless otherwise determined by the Committee, no shares may be tendered unless such shares have been held by the participant for six (6) months or more. In addition, the Committee may permit a participant to elect to pay the Exercise Price upon the exercise of an incentive stock option or non-qualified stock option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the incentive stock option or non-qualified stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. For non-qualified stock options and stock received from restricted stock awards or upon the exercise of stock appreciation rights, the option holder or stock recipient must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company.

The federal income tax consequences to the Company and its employees of awards under the 2005 Stock Option Plan are complex and subject to change. There typically will be no federal income tax consequences to a participant or to us upon the grant of an incentive stock option. If the participant holds shares acquired through the exercise of an incentive stock option for the later of two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he/she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the Internal Revenue Code. While the exercise of an incentive stock option does not result in current, taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum tax income.

Non-qualified stock options granted under the 2005 Stock Option Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a non-qualified stock option or a sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	[excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column(a)]
	(a)	(b)	(c)
Equity compensation			1997 Plan: 32,927
plans approved by security	60,000	$17.11	2005 Plan: 1,000,000
holders
Equity compensation
plans not approved by	-0-	N/A	N/A
security holders
Total	60,000		1,032,927

Director and Officer Options

The 1997 Stock Option Plan and the 2005 Stock Option Plan provide for an automatic grant to each non-employee director of an option to purchase 5,000 shares of Common Stock on the date of the Annual Shareholder's Meeting at the then fair market value. There are currently 32,927 shares available to grant under the 1997 Plan and 1,000,000 shares available to grant under the 2005 Plan.

Table A and B below set forth information regarding options which are outstanding, granted or exercised under the 1997 Stock Option Plan as of December 31, 2005, for the Company's executive officers. No options have been granted under the 2005 Stock Option Plan. Table C sets forth information regarding options outstanding and exercised during 2005 for the executive officers, all directors and all other NHC employees as a group. The Company has not granted any SARs and no options have ever been repriced.

TABLE A
[Omitted because none were granted.]
Option/SAR Grants in Last Fiscal Year [12-31-05]

TABLE B
Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values
				Value of Unexercised
			Number of Securities	in-the-Money
			underlying Unexercised	Options/SARs at
	Shares		Options/SARs at Fiscal	Fiscal Year-End ($)
	Acquired on	Value	Year-End (#) Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable
(a)	(b)	(c)	(d)	(e)
Robert G. Adams	20,060	373,116	-0-	-0-
Donald K. Daniel	7,060	131,316	-0-	-0-
Kenneth D. DenBesten	7,060	131,316	-0-	-0-
Charlotte A. Swafford	7,060	131,316	-0-	-0-

TABLE C
Options Outstanding and Exercised in Last Fiscal Year [12-31-05]
	Shares Under	Expiration	Options	Remaining	Exercise
Name of Participant	Option: 2005	Date	Exercised 2005	Options	Price
Robert G. Adams	20,060	10/13/05	20,060	-0-	8.375
Donald K. Daniel	7,060	10/13/05	7,060	-0-	8.375
Kenneth D. DenBesten	7,060	10/13/05	7,060	-0-	8.375
Charlotte A. Swafford	7,060	10/13/05	7,060	-0-	8.375
All Executive Officers (4 persons)	41,240	10/13/05	41,240	-0-	8.375
All Non-Employee	5,000	5/24/2005	5,000	-0-	6.50
Directors/Nominees	(1) 52,120	10/13/05	52,120	-0-	8.375
(6 persons)	5,000	4/25/2006	-0-	5,000	10.74
	5,000	4/15/2007	-0-	5,000	16.95
	5,000	4/23/2008	-0-	5,000	14.80
	20,000	4/19/2009	5,000	15,000	16.50
	30,000	5/2/2010	-0-	30,000	19.25
All Other NHC Employees (18 persons)	141,120	10/13/05	141,120	-0-	$8.375
Total	304,480		244,480	60,000

(1) These were stock options remaining from an October 1999 grant to Mr. W. A. Adams (32,060 shares) and Mr. LaRoche (20,060 shares).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Form 4 or 5) with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and to file the forms with the SEC within two days of the transaction. The Company reminds its officers and directors of this requirement monthly.

To the Company's knowledge, based on the review of copies of such forms received by it and monthly statements from officers and directors, the Company believes that during 2005 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with and filed timely, except for the following: a February 9, 2005 purchase by W. Andrew Adams of 11,800 shares was reported on February 15, 2005, a March 21, 2005 purchase by W. Andrew Adams of 5,000 shares was reported on March 29, 2005, a Form 5 filing by Robert G. Adams of a 49,000 share gift was reported on April 13, 2005, and a 20,060 share option exercise by Richard F. LaRoche, Jr. on September 28, 2005 was reported on Form 5 on January 17, 2006. Other than these filings, the Company knows of no untimely filings being made.

Comparison of Cumulative Total Return

Since the Company's creation on December 31, 1997, the Company's cumulative total return as compared with the S & P 500 Index and all other publicly traded real estate investment companies (NAREIT Hybrid) is as shown in the graph on the last page of this proxy statement.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors have been divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. At the May 3, 2006 Meeting two directors are being presented for reelection to hold office for the terms as specified below or until their successors have been duly elected and qualified.

The nominees for reelection at the Meeting are Robert G. Adams and Richard F. LaRoche, Jr., currently directors of the Company. Unless authority to vote for the election of the director has been specifically withheld, your proxy holder intends to vote for the election of Messrs. Adams and LaRoche to hold office as directors, each for a term ending in 2009.

If the nominees become unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF AND

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Board's Audit Committee has retained BDO Seidman, LLP ("BDO") as its independent registered public accounting firm for the fiscal year ending December 31, 2006. Although a shareholder vote is not required, the Board submits them for approval of the shareholders. BDO audited the Company's financial statements for the year ended December 31, 2004 and the year ended December 31, 2005.

If the shareholders do not ratify the selection of BDO, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select a different independent registered public accounting firm for the Company. The Audit Committee retains the power to select another firm as the independent registered public accounting firm for the Company to replace the firm whose selection was ratified by the Company's shareholders in the event the Audit Committee determines that the best interest of the Company warrants a change of its independent registered public accounting firm.

Representatives of BDO will be present at the Annual Meeting and given the opportunity to address the shareholders and respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted the "NHC Valuesline" program in order to enable employees and shareholders to communicate (on a non-identifiable basis if so desired) with the NHC Compliance Officer, NHR executive officers, independent directors and the NHR Board. The Valuesline toll free number is 800-526-4064 and is answered by an independent contractor who transmits the communication to the Compliance Officer and establishes a date by which the caller can obtain a response to the communication, if so requested. The Compliance Officer will forward any inquiries to or about executive officers or directors to the Office of General Counsel, who will coordinate any necessary communication and response. All shareholder communications are relayed to the Board of Directors.

SHAREHOLDER PROPOSALS

October 1, 2006 is the date by which proposals of shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be received by us for inclusion in our proxy statement and form of proxy. Proposals submitted after October 1, 2006 will be considered untimely for the 2007 Annual Meeting of Shareholders pursuant to SEC Rule 14a-5(e). Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. The Company utilizes the services of Automatic Data Processing, Inc. to disseminate its proxy materials. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

WEBSITE INFORMATION

The NHR website (www.nationalhealthrealty.com) contains information on the Company, including all public filings (10-Qs, 10-Ks, Statements of Beneficial Ownership, 8-Ks and the like). We also maintain the following documents on the website, all of which we hereby incorporate herein by reference as though copied verbatim:

- The Restated Audit Committee Charter,

- The Compensation Committee Charter,

- The Charter of the Nominating and Corporate Governance Committee,

- Valuesline information, and

- The NHR Code of Ethics.

The Code of Ethics has been adopted for all employees, officers and directors of the Company. The website will also disclose whether there have been any amendments or waivers to the Code of Ethics. To date there have been none.

Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. All of our press releases for the last three years can be accessed through the press release page. The website is updated regularly for any SEC filings and press releases.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Meeting, but if other matters properly come before the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.

s/Richard F. LaRoche, Jr.
Richard F. LaRoche, Jr., Director &
Secretary of the Board

March 17, 2006

Murfreesboro, Tennessee

NATIONAL HEALTH REALTY, INC.
COMPARISON OF CUMULATIVE TOTAL RETURN
	2000	2001	2002	2003	2004	2005
NHR	100.0	222.9	228.1	335.5	368.4	368.0
S&P 500	100.0	88.1	68.6	88.3	97.9	102.8
NAREIT-Composite	100.0	115.5	121.5	168.3	219.4	237.6

Assumes $100 inv. 12/31/00 in NHR, S&P 500 and NAREIT-Composite

PROXY
NATIONAL HEALTH REALTY, INC.
100 Vine Street, Murfreesboro, Tennessee 37130
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Robert G. Adams and/or Richard F. LaRoche, Jr. as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National Health Realty, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at City Center, 14th Floor, 100 Vine Street, Murfreesboro, Tennessee, on Wednesday, May 3, 2006, at 5:00 p.m. Central Daylight Time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS I & II.

I. ELECTION OF DIRECTORS	For nominees listed below:	___ For All
	01) Robert G. Adams	___ Withhold For All
	02) Richard F. LaRoche, Jr.	___ For All Except
To withhold authority to vote for any
individual nominee, mark "For All
Except" and write the nominee's name
on the line below.
_________________________________

II. PROPOSAL TO RATIFY THE AUDIT COMMITTEE'S SELECTION OF BDO SEIDMAN, LLP AS
INDEPENDENT AUDITOR
____ FOR	____ AGAINST	____ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.
*******

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I & II.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated: __________________________
_________________________________________
Signature
_________________________________________
Signature, if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.